UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Spirit AeroSystems Holdings, Inc.

3801 S. Oliver St.

Wichita, KS 67210-2112

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2021

This Supplement provides updated information with respect to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (the “Company,” “we,” “our” or “us”) to be held virtually via live audio webcast on Wednesday, April 28, 2021, at 11:00 a.m. Central Time at www.virtualshareholdermeeting.com/SPR2021. On March 17, 2021, the Company commenced the mailing to its stockholders of a Notice of the 2021 Annual Meeting and proxy statement (the “Notice and Proxy Statement”) for the Annual Meeting. Please read this Supplement in conjunction with the Notice and Proxy Statement.

On March 11, 2021, the Company announced that Mindy McPheeters had been named Senior Vice President, General Counsel and Corporate Secretary of the Company. Before this announcement, Ms. McPheeters served as Vice President, Interim General Counsel and Corporate Secretary of the Company.

Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Notice and Proxy Statement. The Notice and Proxy Statement is available at www.proxyvote.com prior to the Annual Meeting. This Supplement is being made available on or about March 17, 2021.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE AND PROXY STATEMENT.

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